Exhibit 99.1



FORM OF SEALED AIR CORPORATION PROXY

                        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         For the Special Meeting of Stockholders of Sealed Air Corporation to be held at 11:00 a.m. local time on March 23, 1998 at Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663.

         The undersigned appoints T.J. Dermot Dunphy, William V. Hickey and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the "Proxy Committee"), proxies with power of substitution to vote all the common stock of Sealed Air Corporation registered in the name of the undersigned at the Special Meeting of the Stockholders of Sealed Air Corporation to be held on March 23, 1998 and at any adjournments. The Proxy Committee is directed to vote as indicated on the reverse side.


                                                  Change of address/comments:

                                                  -----------------------------

                                                  -----------------------------

                                                  -----------------------------
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side.)

PLEASE MARK, DATE AND SIGN YOUR PROXY ON THE REVERSE
SIDE AND MAIL IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS
REQUIRED.  THE PROXY COMMITTEE CANNOT VOTE YOUR
SHARES UNLESS YOU SIGN AND RETURN THIS CARD.  THIS PROXY
WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.

Please let us know if you plan to attend the Special Meeting:

       I plan to attend |_|                        I do not plan to attend |_|

                                   SEE REVERSE
                                      SIDE




| X |   Please mark your votes as in this example.
 ---


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. IF NO CHOICE IS SPECIFIED, THIS PROXY WHEN PROPERLY SIGNED AND RETURNED WILL BE VOTED FOR PROPOSAL 1. PLEASE DATE AND SIGN AND RETURN PROMPTLY.


   1.  Adoption and approval of the Agreement and       FOR    AGAINST   ABSTAIN
       Plan of Merger dated as of August 14, 1997,
       among W. R. Grace & Co., Sealed Air             |   |    |   |    |   |
       Corporation and a wholly owned subsidiary of     ---      ---      ---
       W. R. Grace & Co., and the agreements that are exhibits thereto, as supplemented or modified from time to time.

       Please mark this box if you have noted a change of address or any
       comments in the space on the reverse side of this card.   |   |
                                                                  ---

       The signer hereby revokes all proxies previously given by the signer to vote at the Special Meeting and any adjournments and acknowledges receipt of the Joint Proxy Statement/Prospectus dated February 13, 1998.

       SIGNATURE(S)_________________ DATE_______________________

       NOTE: Please sign EXACTLY as name appears on reverse side. When signing on behalf of a corporation, estate, trust or another stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.